UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)      October 29, 1997



                              IDP LIQUIDATING CORP.
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             (Exact name of registrant as specified in its charter)


         Delaware                    000-17032                   13-3186604
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(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)            Identification No.)



             775 Park Avenue, Suite 255, Huntington, New York 11743
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code      (516) 673-3939


         Protein Databases, Inc., 405 Oakwood Road, Huntington Station,
                                 New York 11746
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         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 29, 1997, IDP Liquidating Corp. (formerly Protein Databases, Inc.) (the "Company") completed the sale to Bio-Rad Laboratories, Inc. of substantially all of its assets (other than certain excluded assets) used or held in connection with the Company's business of developing, marketing and selling software systems for protein and DNA analysis for life science research and biotechnology applications. The assets included intellectual property, computers and software, inventory and certain contract rights. The assets did not include cash and accounts receivable. The purchase price was $1,000,000, of which $300,000 is being held in escrow in respect of the Company's indemnification obligations under the sale agreement.

ITEM 5.  OTHER EVENTS.

         The Company changed its name to "IDP Liquidating Corp." on October 30, 1997.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

10.1 Asset Purchase Agreement, dated as of July 16, 1997, by and between Bio-Rad Laboratories, Inc. and Protein Databases, Inc. (now known as IDP Liquidating Corp.)

99.1     Press Release, dated October 22, 1997.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    By: /s/ Ronald R. Hahn
                                       -------------------------------
                                       Name:  Ronald R. Hahn
                                       Title: President


Date:  October 31, 1997


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